EXHIBIT 10.21


                          SECURITIES PURCHASE AGREEMENT


            THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between SAC TECHNOLOGIES, INC., a Minnesota corporation, with headquarters located at 4444 West 76th Street, Suite 600, Edina, MN 55435 (the "Company"), and the entity named on a signature page hereto (the "Buyer").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

            WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series A 9% Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Convertible Preferred Stock") which which will be convertible into shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

            a. PURCHASE.

            (i) The undersigned hereby agrees to purchase from the Company shares of the Convertible Preferred Stock having a liquidation preference in the amount set forth on the Buyer's signature page of this Agreement (the "Preferred Stock"), out of a total offering of Convertible Preferred Stock having a liquidation preference of $1,312,500, and having the terms and conditions set forth in the Certificate of Designations of the Series A 9% Convertible Preferred Stock of the Company attached hereto as ANNEX I (the "Certificate of Designations"), and Warrants to purchase 131,250 shares of Common Stock in the form attached hereto as Annex VI.


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            (ii) The purchase price to be paid by the Purchaser for the
Preferred Stock and Warrants (the "Purchase Price") shall be equal to the amount set forth on the Buyer's signature page of this Agreement specified, and shall be payable in United States Dollars.

            b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

            (i) "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable (x) upon the conversion of the Preferred Stock or in lieu of dividends payable thereon or (y) upon the exercise of the Warrants.

            (ii) "Closing Date" means the date of the closing of the purchase and sale of the Preferred Stock, as provided herein.

            (iii) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

            (iv) "Market Price of the Common Stock" means the average closing price of the Common Stock for the five (5) trading days ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market.

            (v) "Initial Market Price" means the Market Price of the Common Stock as of the Closing Date.

            (vi) "Current Market Price" means the Market Price of the Common Stock as of the relevant Conversion Date (as defined below).

            (vii) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock or in lieu of dividends payable thereon.

            (viii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

            (ix) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

            c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

            (i) The Buyer shall pay the Purchase Price by delivering (a) $775,000 in immediately available good funds in United States Dollars (the "Cash Purchase Price") and (b) that certain promissory note, dated June 11, 1999 (the "June Note"), issued by the Company to


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the Buyer in the principal amount of $100,000 to the escrow agent (the "Escrow
Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") on the date prior to the Closing Date.

            (ii) No later than the Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, the Company shall deliver one or more certificates representing the Preferred Stock and the Warrants to be issued hereunder, each duly executed on behalf of the Company and issued in the name of the Buyer (collectively, the "Certificates") to the Escrow Agent.

            (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

            d. METHOD OF PAYMENT. Payment into escrow of the Cash Purchase Price shall be made by wire transfer of funds to:

               Bank of New York
               350 Fifth Avenue
               New York, New York 10001

               ABA# 021000018
               For credit to the account of Krieger & Prager, Esqs. Account No.: [To be provided by Krieger & Prager]
               Re:  SAC Technologies Transaction

Not later than 5:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

            e. ESCROW PROPERTY. The Purchase Price and the Certificates delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof are referred to as the "Escrow Property."

            2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:


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            a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

            b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the Securities.

            c. All subsequent offers and sales of the Preferred Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

            d. The Buyer understands that the Securities are being issued in a private placement and are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

            e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998, (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, and
(3) Current Report on Form 8-K dated May 25, 1999 (the "Company's SEC
Documents").

            f. The Buyer understands that its investment in the Securities involves a high degree of risk.


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

            g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

            h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            i. The Buyer acknowledges that, with respect to the offering of the Securities, no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast medium) has been received by the Buyer and no public solicitation or advertisement has been made to the Buyer.

            j. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, the Buyer or any affiliate of the Buyer to act on behalf of the Buyer, who or which might be entitled to any fee or commission from the Company in connection with the purchase and sale of the Securities.

            3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in ANNEX V hereto:

            a. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

            b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is quoted and traded on The NASDAQ/Bulletin Board Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such quotation.


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


            c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, $0.01 par value per share, of which approximately 8,599,751 shares have been issued and are outstanding as of the date hereof and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which have been issued as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock or upon exercise of the Warrants, and paid for in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

            d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and, when issued and paid for in accordance with the terms of this Agreement, the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

            e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company or on the transactions contemplated herein.


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


            f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

            g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since May 1, 1998 timely filed all requisite forms, reports and exhibits thereto with the SEC.

            h. ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 1998, except as disclosed in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

            i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected by the Company to have a material adverse effect on the business, operations or financial condition of the Company or results of operations of the Company taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected by the Company to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

            j. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court,


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public board or body pending or, to the knowledge of the Company, threatened against the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations or financial condition, or results of operation of the Company or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

            k. ABSENCE OF EVENTS OF DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations or the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

            l. PRIOR ISSUES. Except as disclosed in the SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities.

            m. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, financial condition or results of operations of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, financial condition, or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

            n. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since May 1, 1998, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.


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


            o. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

            4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock and the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

            b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF


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            COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION
            THAT SUCH REGISTRATION IS NOT REQUIRED.

            c. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

            d. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on The NASDAQ/Bulletin Board Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/Bulletin Board Market.

            e. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.

            f. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Certificate of Designations or to represent payment of dividends on the Preferred Stock and
(ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants.

            g. WARRANTS. The Company agrees to issue to the Buyer on the Closing Date transferable, divisible warrants (the "Warrants") for the purchase of ten thousand (10,000) shares of Common Stock for each $100,000 of liquidation preference of the Preferred Stock. The Warrants shall bear an exercise price equal to one hundred ten percent (110%) of the Initial Market Price. The Warrants will expire on the last day of the calendar month in which the fifth anniversary of the Closing Date occurs. The Warrants shall be in the form annexed hereto as ANNEX VI, together with (x) registration rights as provided in the Registration Rights Agreement and (y) piggy-back registration rights after the effectiveness of the Registration Statement expires, as contemplated by the Warrants.


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


            h. LIMITATION ON ISSUANCE OF SHARES. If at any time (the "Limited Availability Date") the number of outstanding but unissued shares of Common Stock of the Company is less than seventy-five percent (75%) of the number of shares contemplated by Section 4(f) hereof, the Company shall take all steps, including but not necessarily limited to, obtaining board authorization, holding an annual or special shareholders' meeting, issuing a proxy statement, having a vote of shareholders and filing an amendment to the Company's charter documents, necessary to increase the authorized shares of Common Stock of the Company so that the provisions of said Section 4(f) shall be satisfied, except that the percentage shall be 250%.

            j. RIGHT OF FIRST REFUSAL. (i) The Company covenants and agrees that if during the period from the date hereof through and including the date which is two hundred seventy (270) days after the Effective Date, the Company offers to enter into any transaction (a "New Transaction") for the sale of New Common Stock, the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified. If and to the extent the Buyer elects to participate in the New Transaction, the Buyer shall be obligated to do on the same terms as provided in the New Transaction on the date which is the earlier of the date specified in the New Transaction or ten (10) business days after the Right of First Refusal Expiration Date.

            (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

            (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more economically beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (j) shall apply with respect to such changed terms.

            k. SHORT SALES. The Buyer and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Buyer or its affiliates may enter into any short sale of other hedging or similar arrangement it deems appropriate with respect to that number of shares of Common Stock equal to the number of the Converted Shares covered by a particular Notice of Conversion, commencing on the day the Buyer delivers such Notice of Conversion (as contemplated by Section 5 hereof), and terminating on the Delivery Date with respect to such Converted Shares or later date that such Converted Shares are delivered to Buyer.

            5. TRANSFER AGENT INSTRUCTIONS.


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


            a. Promptly following the delivery by the Buyer of the Purchase Price in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of, and sale of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction inconsistent with the instructions referred to in this Section 5 and the stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent with respect to the Shares and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock in accordance with such opinion of counsel in such name and in such denominations as specified by the Buyer.

            b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion, setting forth the Conversion Date (as defined below) and the number of Converted Shares issuable upon such conversion calculated in accordance with the Certificate of Designations, to the Company and delivering, within five (5) business days thereafter, the original Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

               (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

               (iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with, unless otherwise instructed by the Buyer, one or more certificates representing the Preferred Stock not being so converted if the certificates submitted in connection with such conversion represented more shares than then being converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 11 hereof or a different address) via recognized express or overnight courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion prepared in accordance with Section 5(b)(i) (by facsimile or other delivery) and the original Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date a dividend payment on the Preferred Stock which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Preferred Stock, was due.

            c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                            Late Payment For Each $10,000
                                        of Liquidation Preference or Dividend
              No. Business Days Late            Amount Being Converted
              ----------------------    -------------------------------------

                       1                        $100
                       2                        $200
                       3                        $300
                       4                        $400
                       5                        $500
                       6                        $600
                       7                        $700
                       8                        $800
                       9                        $900
                       10                       $1,000
                      >10                       $1,000 + $200 for each Business
                                                Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any equitable remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

            d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of Preferred Stock, and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in Section 5(c), and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

            e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

            f. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice or Warrant Exercise, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to (x) one hundred twenty-two percent (122%) of the liquidation preference of the unconverted Preferred Stock held by such holder plus (y) all accrued but unpaid dividends on the Preferred Stock through the date of payment of the Mandatory Purchase Amount. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

            g. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

            h. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

            6. CLOSING DATE.

            a. The Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

            b. The closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

            c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

            7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The Buyer understands that the Company's obligation to sell the Preferred Stock and the Warrants to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

            a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Buyer;

            b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Cash Purchase Price and of the June
Note in accordance with this Agreement;

            c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

            d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

            e. The Buyer shall have executed and delivered those certain waiver letters attached hereto as ANNEX VII and ANNEX VIII.

            8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

            a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

            b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

            c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

            d. On the Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

            e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

            g. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.

            9. GOVERNING LAW: MISCELLANEOUS.

            a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws, except to the extent that the Minnesota Business Corporation Act would apply to the internal corporate governance of the Company. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

            b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

            f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

            g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

            j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

            (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

            (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

            (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       SAC TECHNOLOGIES, INC.
               At its address at the head of this Agreement
               Attn: Barry M. Wendt, CEO
               Telephone No.: (612) 835-7080
               Telecopier No.: (612) 835-6620

               and with a copy to:

               Buchanan Ingersoll Professional Corporation
               Eleven Penn Center, 14th Floor
               1835 Market Street
               Philadelphia, PA 19103-2895
               Attn: Vincent A. Vietti, Esq.
               Telephone No.: (215) 665-3860
               Telecopier No.: (215) 665-8760

BUYER:         At the address set forth on the signature page of this Agreement.

               with a copy to:

               Krieger & Prager, Esqs.
               319 Fifth Avenue
               Attn: Samuel Krieger, Esq.
               New York, New York 10016
               Telephone No.: (212) 689-3322
               Telecopier No.: (212) 213-2077

ESCROW AGENT:  Krieger & Prager, Esqs.
               319 Fifth Avenue
               Attn: Samuel Krieger, Esq.
               New York, New York 10016
               Telephone No.: (212) 689-3322
               Telecopier No.: (212) 213-2077

            11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

LIQUIDATION PREFERENCE OF PREFERRED STOCK               $   1,312,500.00
                                                         ---------------------

AMOUNT AND PURCHASE PRICE OF PREFERRED STOCK
    AND WARRANTS:                                       $     875,000.00
                                                         ---------------------


                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 9th day of July, 1999.


                                           THE SHAAR FUND LTD.
--------------------------------        ----------------------------------------

Address                                 Printed Name of Subscriber

--------------------------------
                                        By:
                                            ------------------------------------


Telecopier No.                          (Signature of Authorized Person)
               -----------------
                                        ----------------------------------------
                                        Printed Name and Title
--------------------------------
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

SAC TECHNOLOGIES, INC.

By:
        ----------------------------------

Title:
        ----------------------------------
Date:   July 9, 1999
        ----------------------------------